SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 10, 2003

X-RITE, INCORPORATED
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	000-14800 (Commission File Number)	38-1737300 (IRS Employer Identification no.)

3100 44th Street S.W. Grandville, Michigan (Address of principal executive office)		49418 (Zip Code)

Registrant's telephone number, including area code: (616) 534-7663

Item 9.        Regulation FD Disclosure.

        On March 10, 2003, X-Rite, Incorporated issued a press release announcing the retirement of Richard E. Cook as Chief Executive Officer and as a director of X-Rite, Incorporated effective March 7, 2003.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 10, 2003	X-RITE, INCORPORATED (Registrant)
	By:	/s/ Duane Kluting Duane Kluting Chief Financial Officer

EXHIBIT INDEX

99.1            X-Rite, Incorporated Press Release Dated March 10, 2003.

FOR IMMEDIATE RELEASE	CONTACT: Duane Kluting, CFO X-Rite, Incorporated (616) 257-2203 dkluting@x-rite.com

X-Rite, Incorporated
Chief Executive Officer Announces Retirement

GRANDVILLE, Mich., March 10, 2003 — X-Rite, Incorporated (NASDAQ:XRIT), a leading global provider of precision devices, systems and processes that measure color, light and shape, announces the retirement of Chief Executive Officer Richard E. Cook, effective March 7, 2003.

Mr. Cook became the President and Chief Operating Officer of X-Rite, Incorporated in June 1998, having previously served as a director of the Company. In January of 2000, Mr. Cook was named Chief Executive Officer. During Mr. Cook’s tenure, the Company added to its traditional color measurement offerings with devices, systems and processes that measure light and shape.

Chairman of the Board John E. Utley stated, “We thank Mr. Cook for his years of dedicated service to X-Rite, Incorporated, and wish him all the best for the future.” He added, “Mr. Cook has provided leadership to the Company for nearly five years. The Board of Directors is confident in our future direction and in President Michael C. Ferrara. During Mr. Ferrara’s tenure, he has gained the respect of the Board of Directors and the management and employees of the Company alike.”

About X-Rite

X-Rite, Incorporated is a world-leader in producing precision measurement devices, systems, and processes that enhance the measurement of color, light and shape. Many large, multi-national firms use X-Rite’s products and services for a variety of applications in areas as diverse as digital imaging, printing, coatings, biodiagnostics, telecom and electronics. Sales and service offices throughout Europe, Asia and the Americas support the Company’s North American and European manufacturing, research & development facilities.

For more information, contact X-Rite, Incorporated: 3100 44th Street, S.W., Grandville, Mich., 49418, USA; Telephone (616) 534-7663; Fax (616) 534-1466; Website: http://www.x-rite.com.